[RARE MEDIUM GROUP, INC. LETTERHEAD]


                                                           November 3, 2000



Rare Medium Group, Inc.
565 Fifth Avenue, 29th Floor
New York, NY 10017

Re:  Rare Medium Group, Inc. Registration Statement on Form S-8

Ladies and Gentlemen:

         I am Senior Vice President and General Counsel of Rare Medium Group, Inc., a Delaware corporation (the "Company"). I have represented the Company in connection with the proposed issuance by the Company of up to an aggregate amount of 15,000,000 shares (the "Shares") of the Company's common stock, par value $.01 per share (the "Common Stock"), pursuant to the Company's Amended and Restated 1998 Long-Term Incentive Plan (the "Option Plan").

         This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Securities Act").

         In connection with this opinion, I have examined originals or copies, certified or otherwise identified to my satisfaction, of:

               i) the Registration Statement on Form S-8, relating to the Shares, filed with the Securities and Exchange Commission (the "Commission") on November 3, 2000 under the Securities Act (together with all exhibits thereto, the "Registration Statement");

               ii) the Option Plan;

               iii) the Restated Certificate of Incorporation of the Company, as currently in effect (the "Certificate of Incorporation");

               iv) the Amended and Restated By-laws of the Company, as currently in effect (the "By-laws");

               v) a specimen certificate representing the Shares; and

               vii) resolutions of the Board of Directors of the Company relating to the Option Plan and the filing of the Registration Statement.

         I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as I have deemed necessary or appropriate as a basis for the opinions set forth herein.

         In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies and the authenticity of the originals of such latter documents. In making my examination of executed documents, I have assumed that the parties thereto, other than the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties, other than the Company, of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein which I did not independently establish or verify, I have relied upon oral or written statements and representations of other officers and other representatives of the Company and of others.

         I am admitted to the bar in the State of New York, and I do not express any opinion as to the laws of any other jurisdiction other than the General Corporation Law of the State of Delaware (the "DGCL").

         Based upon and subject to the foregoing, I am of the opinion that the Shares have been duly authorized and when the Shares have been issued, delivered and paid for upon exercise of options duly granted pursuant to the terms of the Option Plan, and certificates representing the Shares in the form of the specimen certificate examined by me have been manually signed by an authorized officer of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar, such Shares will be validly issued, fully paid and nonassessable.

         I hereby consent to the filing of this opinion with the Commission as Exhibit 5 to the Registration Statement. In giving this consent, I do not hereby admit that I am included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.


                                                     Very truly yours,

                                                     /s/ Robert C. Lewis, Esq.